Exhibit 99.1


LEGEND INTERNATIONAL HOLDINGS ANNOUNCES THAT IT INTENDS TO SPIN OFF ITS URANIUM
                       INTERESTS TO A NEW PUBLIC COMPANY


Melbourne Australia - May 14, 2007 - Legend International Holdings, Inc (OTC-BB:
LGDI.OB) (a Delaware Corporation), a diamond exploration corporation with landholdings in the Northern Territory of Australia, announces that it intends to spin off its uranium exploration interests to a new public company to be traded on the over the counter market in the USA. The Company intends to distribute to existing shareholders of the Company, as a dividend, shares in the new company, on a pro-rata basis to their holdings in Legend. A record date for the transaction will be announced. The shares of the new company will not be distributed to the shareholders of Legend until a registration statement covering such shares has been filed with and declared effective by the Securities and Exchange Commission. This communication does not constitute an offer of any securities for sale.

About Legend International Holdings Inc

Legend International Holdings, Inc (OTC-BB: LGDI.OB) is a Delaware corporation principally engaged in diamond exploration. The Company's exploration licences include approximately 19,000 square kilometres in Australia's Northern Territory, including areas adjacent to the existing Merlin diamond mine. For further information please visit our website at www.lgdi.net.

For further information, please contact:

Mr. Joseph Gutnick
Chief Executive Officer
Legend International Holdings Inc
Tel:  +011 613 8532 2866
Fax: +011 613 8532 2805
E-mail: josephg@axisc.com.au

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the "safe harbour" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company's business is set forth in the Company's fiscal 2006 Annual Report on Form 10-KSB and other filings with the Securities and Exchange Commission.